UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 22, 2006

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16501	73-1541378
(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Management Incentive Compensation Program

On February 22, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Global Power Equipment Group Inc. (“GEG”) adopted a Management Incentive Compensation Program (the “Incentive Program”) to provide annual incentive bonus awards and established the financial performance targets and ranges of possible awards thereunder for fiscal year 2006. The Incentive Program replaces the management incentive compensation plans utilized by GEG in prior fiscal years. The purpose of the Incentive Program is to enhance stockholder value by providing eligible employees of GEG, including executive officers, with an added incentive to achieve specific annual company targets. The Incentive Program will also assist GEG in attracting, retaining and motivating qualified personnel to allow GEG to remain competitive with its industry peers. Incentive award targets are based on the achievement of certain levels of earnings before interest, taxes, depreciation and amortization (EBITDA) and return on capital (ROC). The targets are intended to be aligned with GEG’s mission so that bonus payments will be made only if stockholder interests are advanced. Under the Incentive Program, the executive officers and other employees selected by the Compensation Committee will be eligible for cash bonuses based upon a comparison of actual performance results of GEG and/or a specified business unit of GEG to the annual targets. Each executive officer of GEG participating in the Incentive Program will be eligible to earn a cash bonus expressed as a percentage of such officer’s base salary. The incentive bonus opportunities vary by each executive officer’s level of responsibility. There is no mandatory minimum incentive award payable under the Incentive Program. If certain threshold targets are not met, no incentive award will be paid under the Incentive Program. The percentage of base salary payable as an incentive bonus for fiscal year 2006 will be a range of (i) 40 - 160% for GEG’s Chief Executive Officer with a target of 80%, (ii) 30 - 120% for GEG’s executive vice presidents with a target of 60%, (iii) 27.5 - 110% for GEG’s senior vice presidents and Chief Financial Officer with a target of 55%, and (iv) 22.5 - 90% for GEG’s other officers with a target of 45%. The Compensation Committee adopts new incentive award targets under the Incentive Program and ranges of possible awards thereunder prior to, or as soon as practicable after, the beginning of each new fiscal year. Any bonuses under the Incentive Program with respect to a fiscal year will be payable in the first quarter following the completion of such fiscal year.

A copy of the Incentive Program is attached hereto as Exhibit 10.1 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Incentive Program is not intended to be complete and is qualified in its entirety by the complete text of the Incentive Program.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

10.1	Management Incentive Compensation Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: February 28, 2006	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Management Incentive Compensation Program